Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of China Internet Nationwide Financial Services Inc. on Form F-3 (File No. 001-38172) of our report dated May 15, 2018, with respect to our audits of the consolidated financial statements of China Internet Nationwide Financial Services Inc. as of December 31, 2017 and for the years ended December 31, 2017 and 2016 appearing in the Annual Report on Form 20-F of China Internet Nationwide Financial Services Inc. for the year ended December 31, 2018. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement. We were dismissed as auditor on March 6, 2019 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Registration Statement for the periods after the date of our dismissal.

/s/ Marcum Bernstein & Pinchuk llp

New York, NY
August 22, 2019

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumbp.com